EXHIBIT 9.1.2

INSTITUTIONAL ACCOUNT APPLICATION

The Berger Funds

For assistance call: (800) 960-8427

STEP1 REGISTER YOUR ACCOUNT (Please choose one)

Please type or print clearly.

Account Registration

Name of Organization/Individual

Tax Identification Number

Type of Organization     Type of Plan or Account
(BOX)  Corporation  (BOX)  401(k)
(BOX)  Unincorporated   (BOX)  Investment Account
     Association    (BOX)  Profit Sharing
               (BOX)  Endowment/Foundation
(BOX)  Partnership  (BOX)  Money Purchase Pension
(BOX)  Nominee      (BOX)  Defined Benefit
               (BOX)  Other ____________
               Approximate number of participants if a retirement
plan: _______________
(BOX)  Other__________
(BOX)  Trust
Trustee's Name           Date of Trust

Name of Trust Agreement

STEP2 MAILING ADDRESS

Street Address      Apt./Suite #

Daytime Telephone            Evening Telephone

City                  State        Zip

Electronic Mail Address

Fax Number

Citizenship:    (BOX) US Citizen   (BOX) Non-Resident Alien
           (BOX) Resident Alien  Country of Tax Residency

To send an additional statement to a different address please complete Step 10.

STEP3 FUND SELECTION

Fund Name (Fund Code)    Minimum        Your
               Initial        Initial
               Investment     Investment

Growth Funds
Berger 100 Fund (43)     $2,000         $
Berger Growth
and Income Fund (44)     $2,000         $
Berger Small
 Company Growth
 Fund (345)         $2,000         $
Berger New
 Generation Fund (344)   $2,000         $

Value Funds
Berger Small Cap
 Value Fund -
 Investor Shares (120)   $2,000         $
Berger Small Cap
 Value Fund -
 Institutional
 Shares (403)       $100,000  $


International Funds
Berger/BIAM
 International
 Fund (349)         $2,000         $
Berger/BIAM
 International
 Institutional
 Fund (659)         $100,000  $
Berger/BIAM
 International
 CORE Fund (660)    $1,000,000     $

Money Market Funds
Berger Cash Account
 Trust(CAT)*
Berger Money Market
 Portfolio (346)    $1,000         $
Berger Government
 Securities Portfolio
 (347)              $1,000         $
Berger Tax-Exempt
 Portfolio (348)    $1,000         $

*Berger Cash Account Trust is a separately managed, unaffiliated money market mutual fund. Use of the Berger Cash Account Trust as an investment directly or by exchange from your Berger Funds does not constitute an offering or recommendation of the Berger CAT portfolios by the Berger Funds or their advisors.

Investment Method

(BOX) By check
     Make checks payable to: The Berger Funds
(BOX) By wire
     Call us at 1-800-960-8427 for wire instructions.

STEP4     For dealer use only
Please print clearly or type.

When opening your account through a representative, have him/her complete this section.

Company   Dealer Number  Branch Number (if applicable)

Address

Representative Name Rep. Number    Daytime Telephone

Authorized Signature

STEP5        DISTRIBUTION OPTIONS

All income and capital gains distributions will be reinvested
UNLESS you check the box(es) below:

(BOX) Pay all income in cash  (BOX) Pay all capital gains in cash

STEP6   TELEPHONE TRANSACTION / ON-LINE COMPUTER ACCESS
PRIVILEGES

The privileges below allow you to make telephone/on-line purchases, exchanges and redemptions, subject to applicable minimums and maximums that are disclosed in the Prospectus.

(Step 7 must be completed.)

Telephone Transaction Privileges are available on all accounts unless you specifically decline them below.

(BOX)  We decline the use of telephone transaction privileges.

On-line Computer Access Privileges are available on all accounts unless you specifically decline them below.

(BOX)  We decline the use of on-line computer access.

All telephone and on-line transactions are recorded and written confirmations indicating the details of all telephone and on-line transactions will be promptly sent to the shareholder of record. Prior to placing an order the shareholder may be required to provide certain identifying information. See the Prospectus for further information.

STEP7   BANK INFORMATION

Name of Bank   Name(s) on Bank Account

Street Address      Bank Account Number

City      State          Zip

Bank Telephone           Bank ABA#

Co-signer Signature (if applicable)  Date

Your bank account information must be on file in order to settle by wire or electronic funds transfer any purchase or redemption transactions made by telephone or by on-line computer access.
The account names at left must exactly match at least one name in Step 1. Any co-signer of your checking or savings account who is not a joint owner of the funds must authorize these services by signing at left.

Checking Acct.       (BOX)    Savings Acct.   (BOX)

Please attach a voided check or savings deposit slip.

STEP8 PERSONS AUTHORIZED TO CONDUCT TRANSACTIONS

List names and titles of all individuals authorized by governing documents to direct transactions with respect to shares registered as instructed by this application.

Name (Please print) Title      Signature     Date

Name (Please print) Title      Signature     Date

Name (Please print) Title      Signature     Date

Name (Please print) Title      Signature     Date

NOTE: A corporation or a trust with a bank or trust company as trustee must attach a copy of the corporate resolution designating those individuals who are authorized to direct transactions on this account.
If a bank or trust company is serving as agent or custodian, attach a copy of the custodial agreement as well.

The signatures of at least ____* of the authorized signers are required by the applicable governing documents to convert, redeem or transfer shares of the Berger Funds and to execute and deliver any instrument necessary to effect such authority. Berger Funds may rely on the authority of the named individuals until it receives written notification to the contrary.

*Please specify number. If left blank, the Berger Funds will assume that only one signature is required.

STEP9 SIGNATURES

--For a corporate account, a vice president or above must sign and state his or her title.
--For an unincorporated association, two officers must sign and state their titles.
--For a bank or trust company, a vice president or above must sign and state his or her title.
--For a general partnership, one partner must sign with the words "general partner" following his or her signature; for a limited partnership, the managing or general partner must sign.

All of the undersigned represent that they have the authority and legal capacity to purchase mutual fund shares, all are of legal age in their state and believe each investment is suitable for themselves. All of the undersigned have received and read the Prospectus for the investment selected, agree to its terms and agree that by signing below (a) their account will have exchange privileges with other Berger Funds and the portfolios of the Berger Cash Account Trust ("CAT") and that all information provided in the above steps will apply to any Fund or Berger CAT portfolio into which their shares may be exchanged; (b) they hereby ratify any instructions given on this account and any account into which they exchange related to the above steps and agree that neither the Funds, Berger CAT portfolios, Berger Associates nor BBOI Worldwide will be liable for any loss, cost or expense for acting upon such instructions (by telephone, computer on-line access or writing) believed to be genuine and in accordance with the procedures described in the Prospectus; and (c) their responsibility is to read the Prospectus of any Fund or Berger CAT portfolio into which they exchange.

Under penalties of perjury, I certify:
(1) The number shown on this form is my correct social security or taxpayer identification number and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

(BOX) Check this box only if the IRS has notified you that you are subject to backup withholding.

Individual or Custodial Accounts

Signature of Individual or Custodian                Date

Signature of Joint Tenant (if any)             Date


Corporations, Partnerships, Trusts, etc.

Signature      Title          Date

signature      Title          Date

STEP10 ADDITIONAL DUPLICATE STATEMENTS ONLY

Please complete this section to receive a duplicate statement.

Company Name        Attention

Street Address              Suite #

Daytime Telephone

City           State             Zip
(c)1997 Berger Associates, Inc.